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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                      DATE OF REPORT:   OCTOBER 28, 1998
              (DATE OF EARLIEST EVENT REPORTED: OCTOBER 15, 1998)


                        GROUP MAINTENANCE AMERICA CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            TEXAS                  1-13565              76-0535259
       (STATE OR OTHER           (COMMISSION         (I.R.S. EMPLOYER
        JURISDICTION             FILE NUMBER)       IDENTIFICATION NO.)
      OF INCORPORATION)




  8 GREENWAY PLAZA, SUITE 1500
         HOUSTON, TEXAS                          77046
 (ADDRESS OF PRINCIPAL EXECUTIVE               (ZIP CODE)
             OFFICES)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100


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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On October 15, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Continental Electrical Construction Co., an Illinois corporation ("Continental"). The Company acquired Continental pursuant to a merger (the "Merger") of Continental with and into Continental Acquisition Corp. ("CAC"), a wholly-owned subsidiary of the Company. The Merger was effected in accordance with the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 15, 1998, among the Company, CAC, Continental, and the shareholders of Continental. A copy of the Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. CAC was the surviving corporation of the Merger. The purchase price paid or to be paid by the Company for Continental consists of $15.4 million in cash, 2.0 million shares of the Company's common stock and equivalents, par value $.001 per share, and the assumption of $10.7 million of long-term debt.

     A majority of the stockholders of Continental prior to the Merger will be employed by the surviving corporation after the Merger. After the Merger, the surviving corporation shall continue to lease facilities from real estate trusts of which certain of the stockholders of Continental prior to the Merger are beneficiaries.

     Prior to the Merger, Continental was engaged in the business of providing electrical, communication, life safety and security network installation, maintenance and repair services for commercial and industrial customers in the Chicago, Illinois marketplace. The assets of Continental consisted primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that the surviving corporation will continue to conduct its business in substantially the same manner as conducted before the Merger.

     The cash portion of the consideration paid by the Company in connection with the Merger was provided pursuant to loans made under a Second Amended and Restated Credit Agreement dated as of October 15, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Bank of America, Texas, N.A., as Co-Agent, Paribas, as Syndication Agent, ABN AMRO Bank, N.V., as Documentation Agent, and
the other banks named therein (the "Lenders").   Under the Credit Agreement, a
syndicate of banks agreed to provide up to $230 million of financing to the
Company on a secured basis.   A list of the Lenders is set forth on Exhibit 99
which is incorporated herein by reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial statements of businesses acquired.

     Financial statements with respect to Continental Electrical Construction Co. are not included with this report but will be filed by amendment on or before December 29, 1998.

     (b) Pro forma financial information.

     Pro forma financial statements of the Company reflecting the acquisition of Continental Electrical Construction Co. are not included with this report but will be filed by amendment on or before December 29, 1998.

     (c)  Exhibits.

     The following exhibits are filed with this report:

2.1 Agreement and Plan of Merger dated as of October 15, 1998 among the Company, Continental Acquisition Corp., Continental Electrical Construction Co.. and the shareholders of Continental Electrical Construction Co.

99        List of Lenders under the Credit Agreement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.



                              By:    /s/ Randolph W. Bryant
                                  ------------------------------
                                      Randolph W. Bryant
                                      Senior Vice President
                                      and General Counsel

Date: October 28, 1998

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                               INDEX OF EXHIBITS


2.1 Agreement and Plan of Merger dated as of October 15, 1998 among the Company, Continental Acquisition Corp., Continental Electrical Construction Co. and the shareholders of Continental Electrical Construction Co.

99        List of Lenders under the Credit Agreement.

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